                                                                      Exhibit 12


                           RANDALLS FOOD MARKETS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)

                                                                           Fiscal Years
                                                    --------------------------------------------------------
                                                       1999         1998         1997      1996       1995
                                                    ----------   ----------   --------   --------   --------
EARNINGS
Income (loss) before income taxes and
   extraordinary loss                               $   73,506   $   38,466   $(55,932)  $ 35,754   $  7,057
Fixed Charges                                           53,313       49,948     52,999     53,551     55,791
                                                    ----------   ----------   --------   --------   --------
Earnings (loss) before income taxes,
   extraordinary loss and fixed charges             $  126,819   $   88,414   $ (2,933)  $ 89,305   $ 62,848
                                                    ==========   ==========   ========   ========   ========
FIXED CHARGES
Interest expense                                    $   34,446   $   32,949   $ 36,828   $ 38,981   $ 43,411
One-third rental expense                                18,867       16,999     16,171     14,570     12,380
                                                    ----------   ----------   --------   --------   --------
Total Fixed Charges                                 $   53,313   $   49,948   $ 52,999   $ 53,551   $ 55,791
                                                    ==========   ==========   ========   ========   ========
Earnings to fixed charges ratio:                         2.38x        1.77x          -      1.67x      1.13x
                                                    ==========   ==========   ========   ========   ========
Deficiency of earnings to cover fixed charges                -            -   $(55,932)         -          -
                                                    ==========   ==========   ========   ========   ========


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